SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2003

GENUINE PARTS COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2999 Circle 75 Parkway, Atlanta, GA 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

     The Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of 29.5 cents per share on the Company’s common stock.

     The dividend is payable October 1, 2003 to shareholders of record September 5, 2003.

     In addition, the Board of Directors approved the following officer change. Robert J. Susor, age 58, was elected to the position of Executive Vice President. Mr. Susor has 35 years of service with the Company and was previously Senior Vice President of the Company.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated August 18, 2003, reporting Genuine Parts Company dividend payable October 1, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

	By:	Name:	/s/ Jerry W. Nix Jerry W. Nix
		Title:	Executive Vice President – Finance (Principal Financial Officer)

Date: August 18, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated August 18, 2003.